UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

January 9, 2026

Date of Report (Date of earliest event reported)

Ribbon Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands (exempted company)	001-42474	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Central Park Tower LaTour Shinjuku, Room 3001, 6-15-1 Nishi Shinjuku, Shinjuku-ku, Tokyo 160-0023, Japan	160-0023
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +81 90-8508-3462

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares	RIBB	The Nasdaq Stock Market LLC
Units	RIBBU	The Nasdaq Stock Market LLC
Rights	RIBBR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Amendment No. 1 to the Current Report on Form 8-K filed by Ribbon Acquisition Corp. (the “Company”) on January 9, 2026 is being filed to supplement the disclosure under Item 5.07 of the original Form 8-K by including the final redemption information in connection with the Company’s special meeting of stockholders held on January 9, 2026.

Except as expressly set forth herein, this Form 8-K/A does not amend, modify, or update any other information contained in the original Form 8-K.

ITEM 5.07 SUBMISSION OF A MATTER TO A VOTE OF SECURITY HOLDERS.

On January 9, 2026, Ribbon Acquisition Corp. (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”). The record date for stockholders entitled to notice of, and to vote at, the Special Meeting was December 9, 2025. As of the close of business on the record date, there were 6,470,000 ordinary shares issued and outstanding and entitled to vote at the Special Meeting. Of these shares, 4,976,677 shares (representing 76.92% of the outstanding ordinary shares), constituting a quorum, were present in person or represented by proxy at the Special Meeting.

At the Special Meeting, five proposals were submitted to the Company’s stockholders, each as described in more detail in the Company’s definitive proxy statement. The final voting results were as follows:

Proposal 1

The Company’s stockholders approved an amendment (the “Extension Amendment”) to the Company’s Amended and Restated Memorandum and Articles of Association to extend the date by which the Company must consummate an initial business combination from January 16, 2026 to January 16, 2027, or such earlier date as may be determined by the Company’s Board of Directors.

For	Against	Abstain
4,811,942	164,735	0

Proposal 2

The Company’s stockholders approved an amendment to the Company’s Investment Management Trust Agreement, dated January 14, 2025, to extend the date by which the Company must complete an initial business combination from January 16, 2026 to January 16, 2027, and to provide for a monthly extension payment of $125,000 to be deposited into the trust account for each monthly extension period.

For	Against	Abstain
4,811,942	164,735	0

Proposal 3

The Company’s stockholders approved an amendment to the Investment Management Trust Agreement to remove the provision permitting the Company to withdraw up to US$100,000 of interest earned on the trust account to pay dissolution expenses.

For	Against	Abstain
4,811,942	164,735	0

Proposal 4

The Company’s stockholders approved a proposal requiring the Company to file a Current Report on Form 8-K for each monthly extension payment made in connection with the Extension Amendment and the Trust Amendment.

For	Against	Abstain
4,811,941	164,735	1

Proposal 5

The Company’s stockholders approved a proposal to direct the chairwoman of the Special Meeting to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and voting of proxies if there were insufficient votes to approve Proposal 1 or Proposal 2.

For	Against	Abstain
4,811,942	164,735	0

The Company’s stockholders approved the Extension Amendment at the Special Meeting. In connection with such approval, the Company intends to file an amendment to its Amended and Restated Memorandum and Articles of Association with the Registrar of Companies of the Cayman Islands to reflect the approved amendments promptly following the Special Meeting.

In connection with the Special Meeting, holders of 1,436,867 public Class A ordinary shares exercised their right to redeem such shares for a pro rata portion of the funds in the Company’s trust account, for an aggregate redemption amount of $14,937,325.92, representing a per-share redemption price of approximately $10.395761.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 9, 2026	Ribbon Acquisition Corp.

	By:	/s/ Angshuman (Bubai) Ghosh
	Name:	Angshuman (Bubai) Ghosh
	Title:	Chief Executive Officer

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